CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

Exhibit 10.16

Translation

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS

BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Advertising Time on Bus Mobile Television Platform in Shenzhen

Exclusive Agency Agreement

Agreement Number: Yigongshi (2007) Dai 001

Party A: Shenzhen Mobile Television Co., Ltd.
Address: 4 Fl., Area D of the TV station, Yijing Rd., Luohu District, Shenzhen City
Legal Representative: Zhang Heyun	Position: President
Contact Person: Wu Yumeng	Phone number: 25160563	Fax: 25160592

Party B: China Digital Mobile Television Co., Ltd.
Address: Ground Fl., the 7th Building of Xianxieli, Nongyuan Rd., Futian District, Shenzhen City
Legal Representative: Lee Limin	Position: President
Contact Person: Liu Sukai	Phone number: 88318668	Fax: 82981111

Whereas:

(i)	Party A is a controlled affiliate of Shenzhen Broadcast, Movie and Television Group. It has been authorized by Shenzhen Broadcast, Movie and Television Group to operate mobile television channels in Shenzhen and has duly registered with the Shenzhen industry and commerce authorities. Party A is an independent legal entity engaging in mobile television business.

(ii)	Party A entered into “Cooperation Agreement on the Installation and Operation of Mobile Television on the Buses” with Shenzhen Bus Group Ltd. (“Bus Group”) in May 2006 (Agreement Number: Gongshi 20060501, hereinafter referred to as “Public Bus Agreement”). The term of the Bus Agreement is five years, starting from August 1, 2006 to July 31, 2011, during which Party A pays rents to the Bus Group in exchange for exclusive rights to install mobile television facilities, to broadcast advertisements and programs and to operate the business. 2,000 air-conditioned buses will receive installation of such facilities during the first term. Party B has knowledge of the foregoing provisions of the Bus Agreement.

(iii)	Party B, which has duly registered in Shenzhen industry and commerce authorities is a national digital television investor and operator with abundant capital, a professional operation team and experience in operating digital television.

(iv)	Party B plans to be the exclusive agent of Party A’s advertisement operations of bus mobile television and undertakes to pay in advance for Party A to purchase and install displays in no more than 3,000 buses, in addition to the 1,200 buses that have been installed with displays by Party A. Party B undertakes to be responsible for the maintenance and management of the displays to ensure their smooth operations.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

According to the PRC Contract Law and other relevant laws and administrative regulations and pursuant to principles of equality, free will, fairness and good faith, Parties agree to conclude and comply with the following agreement regarding the general agency of the advertisement time slots of Shenzhen bus mobile television:

Article 1 Definitions

Unless otherwise defined, the following terms shall be interpreted as below in this Agreement:

(i)	“Bus Group” means Shenzhen Bus Group Ltd.

(ii)	“Mobile television system” means the displays of mobile television established by Party A that air programs and advertisements via a wireless broadcasting system in buses in the Shenzhen area. The corresponding buses include buses of the Bus Group and other owners or operating entities of buses with whom Party A has entered into an agreement and in which the displays have been installed and those buses where an agreement has been entered into or an agreement is going to be entered into so that the relevant facilities will be installed and can be used to air programs and advertisements.

(iii)	Unless otherwise indicated, the dates/days in this Agreement shall refer to dates/days in the Solar Calendar.

Article 2 Scope of Cooperation

(i)	Party A authorizes Party B the exclusive operational rights as general agent of the advertisement time slots on the mobile television system under Paragraph (ii), Article 1 from January 1, 2007 to July 31, 2011. Within the terms of this Agreement, Party A shall not, directly or through authorizing third parties to, operate the advertising business with bus mobile television without written consent by Party B. The advertisement time agreed to in this Agreement shall be at most *****% of the ***** effective hours out of the total ***** operating hours per day of the bus mobile television. That is, ***** hours are used to air ads. This provision shall be subject to relevant laws and policies of the country and be consistent with relevant mandatory rules of the country.

(ii)	During the terms of this Agreement, while authorizing Party B the exclusive right to operate advertising business under Paragraph (i) of this Article, Party A undertakes to transfer to Party B all the advertising business including agreements that have already been signed but advertisements under which have not been aired. After negotiation, Party B undertakes to respect the existing agreements.

(iii)	Party B’s Shenzhen bus mobile television advertisement prices should be consistent with Party A’s unified price mechanism. The operation should be conducted under the instruction and coordination of the Advertisement Center of Shenzhen Broadcast, Movie and Television Group and should maintain a unified pricing policy to avoid creating impact on Shenzhen Broadcast, Movie and Television’s channels and advertising business. Party B undertakes not to affect Shenzhen’s Broadcasting and TV advertising market with a low-price policy. Otherwise, it should assume corresponding default liability and compensate for Party A’s actual loss. In such case, Party B should promptly adjust its policy and obtain Party A’s acknowledgment. If Party B fails to obtain such acknowledgement and fails to come to an agreement upon negotiating with Party A, Party A is entitled to make filings to dispute settlement authorities to terminate the agency agreement and keep the performance bond.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(iv)	Party B undertakes to pay in advance for Party A to purchase and install displays in no more than 3,000 buses, in addition to the 1,200 buses that have been installed with mobile television displays by Party A. Party B undertakes that, by the end of 2007, it will install the mobile television in no less than 1,500 buses that are under the agreements entered into by Party A and the Bus Group and other owners and operating entities. Please refer to Articles 5 and 6 for details.

(v)	The ownership and disposal rights of the displays that Party B undertakes to pay in advance for Party A belong to Party A. Party B has no right to dispose of them. Party B shall be liable for all economic loss and legal liabilities should Party B cause any losses to the Bus Group, other owners or third parties, during Party B’s installation or maintenance procedure.

(vi)	Party B is responsible for all of the daily maintenance and management of the displays that Party A has already installed or those that are going to be installed by Party B, and shall bear the corresponding responsibilities.

Article 3 Terms of Agency

(i)	The term of the exclusive agency right given to Party B by Party A is effective from January 1, 2007 until July 31, 2011.

(ii)	As the term of the Bus Agreement entered into by Party A and the Bus Group is effective from August 1, 2006 until July 31, 2011, the term of the agreement shall be five (5) years. Therefore, once the Bus Agreement made between Party A and the Bus Group has expired, should Party A renew the agreement with the Bus Group under the same conditions, Party B shall be given the right of first refusal. The terms and conditions will be negotiated separately, taking into consideration the renewed agreement between Party A and the Bus Group.

(iii)	Upon the expiry of this Agreement, Party B shall enjoy the right of first refusal with regards to the businesses covered by this Agreement.

Article 4 Advertising Agency Fee and its Payment

(i)	Advertising agency fee means the amount of money that Party B should pay Party A for the exclusive right to operate advertising business of mobile television in Shenzhen buses, pursuant to the scope of cooperation under this Agreement. The actual amount of advertising agency fee (see Paragraph 2 of this Article), includes the annual payment that Party B should pay for the exclusive right to operate advertising in mobile television, the annual fees that Party B should pay Party A for renting displays, and fees for services provided by Party A, such as the provision, broadcasting, emission, and transmission of programs, and excludes the amount that Party B pays in advance for the displays, maintenance fees and relevant fees.

(ii)	Advertising agency fees for each year:

According to this Agreement, Party B should pay Party A advertising agency fees. The fees for each year during the term of this Agreement are as follows:

	Annual Agency Fee (in RMB10,000’s)	Annual Prepaid Amount to be Deducted (in RMB10,000’s)	Annual Maintenance Fee to be Deducted (in RMB10,000’s)	Actual Advertising Agency Fee (in RMB10,000’s)
Jan 1, 2007 – Dec 31, 2007	*****	*****	*****	*****
Jan 1, 2008 – Dec 31, 2008	*****	*****	*****	*****
Jan 1, 2009 – Dec 31, 2009	*****	*****	*****	*****
Jan 1, 2010 – Dec 31, 2010	*****	*****	*****	*****
Jan 1, 2011 – Dec 31, 2011	*****	*****	*****	*****
Total				*****

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

Note: i)	the amount that Party B prepays for installment of mobile television displays should be determined by the actual number of buses installed with the displays, confirmed by both Parties, as well as the actual amounts on the receipts issued by suppliers after confirmation by both parties. Party B shall return the receipt to Party A within 10 days after receiving it. The deduction of the prepayment given by Party B should be complete between 2007 and 2010. Parties may enter into a supplementary agreement on this issue.

ii)	The annual maintenance fee is RMB*****/bus/year. 2007 is calculated on the basis of 2,000 buses and after 2007, it should be calculated on the basis of 3,000 buses per year. Regardless of whether the actual numbers of buses are more or less than 3,000, the maintenance fee shall be the same. The actual maintenance expense shall be subject to Party B’s discretion with the precondition of normal maintenance.

iii)	During the term of this Agreement, after deducting the amount that Party B prepays and the maintenance fees, the actual amount of advertising agency fees in cash that Party B shall pay is RMB*****.

(iii)	Payment of advertising agency fees:

(1)	Party B shall give Party A a deposit equivalent to ***** agency fee of each year and the agency fees shall be paid monthly.

(2)	Party B shall give Party A RMB*****, which is the deposit of the year 2007 within five days of the execution of this Agreement. Thereafter, the annual deposit should be made up before December 5 of the previous year.

(3)

During the terms of agency, Party B shall give Party A the monthly agency fees before the 5th of each month (or the next working day should it fall on a public holiday or a weekend). The monthly agency fee shall be calculated as the annual fee divided by 12 months. If Party B fails to pay the agency fee or make up for the deposit on time, Party B shall be liable for a default fee which is *****% of the outstanding amount per day. If Party B delays the payment of the agency fee or to make up for the deposit for more than 20 days, Party A is entitled to terminate the Agreement and keep the performance bond.

(4)	Party A shall give Party B a receipt that conforms to the law and the amount paid by Party B within seven working days after receiving each installment of the agency fee (including the annually deducted prepaid amount but exclusive of the maintenance fees). The item name on the receipt should be “advertisement distribution fee.”

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(5)	The performance bond under this Agreement is comprised of two parts: all expenses incurred during the installation of displays by Party B (the unallocated part), and the annual deposit paid by Party B. In the case that the Agreement is terminated because of Party B’s default, the performance bond will not be returned.

(iv)	Party B needs not to pay any other fees except for the above-mentioned advertising agency fees (including but not limited to the compensation fees arising from the suspension of operation of the buses, rent for installation, venue and electricity charges, among others, caused by installing the displays).

(v)	It shall not be deemed as default by Party A if Party A fails to carry out its obligations under this Agreement to transmit the programs and signals due to the announcement of governmental information, act of the government, change of policy, signal blind zones, inappropriate maintenance by Party B that leads to malfunction of screens or sounds, or other unpredictable, unavoidable, or insurmountable factors not attributable to Party A, including but not limited to earthquake, typhoon, flood, war, strike, riots, change of laws or regulations. Under these circumstances, Party B may not refuse to pay or delay payment or not pay in full (with the exception that this Agreement has become unenforceable because of the reasons mentioned above.)

(vi)	Under general circumstances, Party A should notify Party B three days in advance of any regular check on the transmitter. It Party A plans to change the standard, it should notify Party B ten working days in advance.

Article 5 Rules and Progress of Additional Display Installation on Buses

(i)	To ensure the progress of the installation of additional displays on the buses which Party B is responsible for, Party A, being the direct party of the agreements concluded with owners or operating entities of the buses, should coordinate with the owners or the operating entities of the buses to ensure prompt provision of sufficient number of buses.

(ii)	Party A undertakes to ensure the progress of Party B’s additional installation by providing buses that are ready for installation and installation venue for Party B to install the displays pursuant to the schedule agreed to by both Parties. Party B shall accomplish the installation according to the schedule below:

2007 Additional Installation Schedule

Deadline	Number of buses in which Party B should complete installation
Jan 30, 2007	Party A should hand over 1,200 buses where the installation has been completed to Party B for operation. There should be no less than 80% of the buses handed over ready for operation.
Mar 30, 2007	no less than 300
Jun 30, 2007	no less than 800
Oct 30, 2007	no less than 1,500

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(iii)	When installing displays, Party B should comply with the arrangement and management of owners or operating entities of buses. Party B shall be liable for any losses caused by them to owners or operating entities of buses.

(iv)	When installing displays, Party B shall comply with technical plans and procedures recognized by Party A and owners or operating entities of buses.

(v)	When installing displays, Party B shall install 1 to 2 screens in each bus taking into consideration the actual conditions of the bus.

Article 6 Purchase and Installation of Additional Displays Prepaid by Party B and Maintenance and Relevant Fees

(i)	The purchase, installation and relevant fees of the additional display:

(1)	The brands, supplier, item number, product feature and price of the additional mobile television displays (including but not limited to facilities necessary for the normal operations of displays, such as screens, set-up box, cable and electricity) shall be determined by both Parties. The appearance of the screens shall conform to the unified image designed by Party A. After all the facilities are determined by both Parties, Party B shall be responsible to contact relevant suppliers and prepay for Party A. The ownership of all the facilities belongs to Party A.

(2)	Party B shall comply with the timeline provided in Paragraph (ii) of Article 5 when installing the additional facilities and shall prepay all the facilities’ installation fees.

(3)	All of the pre-paid fees, relevant fees and maintenance fees have all been deducted from the agency fees paid by Party B. Please refer to Article 4 for details.

(4)	If Parties agree to terminate this Agreement before due, Party B shall not request Party A to compensate any purchase expenses, maintenance fees or prepaid amounts.

(ii)	Maintenance fees of the displays:

(1)	Party B is responsible for daily maintenance or management of the displays installed by Party A and additional displays installed by Party B, including the regular change of component parts, modification of displays, modification of circuits, change and installation of component parts after the modifications of the buses and regular checks. Party A shall be responsible for easy access to Party B for daily maintenance.

(2)	Party B prepays for Party A the maintenance fees mentioned above. The relevant pre-paid fees by Party B have been deducted from the advertising agency fees. Please refer to Article 4 for details.

Article 7 Rights and Obligations of Party A

(i)	Party A is entitled to collect advertising agency fees from Party B in accordance with the agreement by the Parties. In case Party B does not pay advertising agency fees on a timely basis, Party A is entitled to collect a fine for overdue payment.

(ii)	Party A undertakes to implement agreements entered into with owners or operating entities of buses and to pay relevant fees on a timely basis to ensure the regular operation of the displays during the terms of cooperation. If Party A violates its agreement with Bus Group and causes loss to Party B, it shall be liable to compensate for Party B’s loss.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(iii)	Party A will provide services consistent with the requirements of the broadcasting and television industry, including emission and transmission of signals, producing and broadcasting of programs and the investment, establishment, maintenance, update of the foregoing services and responsibility for expenses arising thereunder.

(iv)	Programs provided by Party A include but are not limited to programs produced by Shenzhen Broadcast, Movie and Television Group and Party A itself.

(v)	Party A is responsible for the coverage of mobile television signals in Shenzhen. Party A shall actualize the signal coverage progressively, in accordance with the mobile television network coverage engineering scheme. The network shall actualize the basic surface coverage of Luohu, Futian and Nanshan in Shenzhen in 2006 and Baoan, Longgang and Yantian in 2007, and ensure that coverage satisfies the basic requirement of mobile television operations. Signal outbreak shall be less than 10%. For existing signal blind zones, Party A shall make its best endeavor to resolve transmission difficulties. If the mobile television transmission coverage facilities are out of operations, and therefore affecting the signal transmission, Party A undertakes to repair the facilities with seventy-two (72) hours. Otherwise, Party B shall deduct proportionate fees from the advertisement agency fees. The deduction shall be effective in the next installment paid to Party A after the confirmation by both Parties.

(vi)	Party A undertakes to coordinate and provide buses ready for installation of corresponding numbers to Party B for the installation of displays, as well as installation sites. To ensure smooth installation, the installation time shall match-up with the operating time of the Bus Group, owners or operating entities. If Party A cannot provide requested numbers of buses to Party B, the advertising agency fees shall be deducted proportionately by the ratio of the difference between the number actually provided and the agreed number. The amount shall be deducted from the next installment. The advertising fees referred to: before October 31, 2007, the advertising agency fees in the two ending periods of the 2007 installation schedule under Article 5. If the total number of buses with digital television reception systems does not reach 2,000 after June 30, 2007, the fees shall be deducted proportionately monthly, by the difference in supply of buses until Party A fulfils the supply agreed upon. If Party A provides the agreed number of buses and the installation was delayed because of Party B, then in addition to installing the displays and paying the advertising agency fees pursuant to the agreement, Party B shall pay additional RMB*****/month/bus to Party A as compensation.

(vii)	Party A shall be responsible for program arrangement, examination, censoring and promotion and assume relevant liabilities. Party A shall not be affected by Party B’s exclusive advertising rights when performing the above obligations. If Party A needs to broadcast urgent government messages, and therefore affecting Party B’s airing, it does not constitute a default but Party A shall provide equal timing for broadcasting as reparation.

(viii)	Party A undertakes to broadcast ***** hours, subject to the laws, regulations and policies unless one of the following circumstances occurs: the check and inspection of emission facilities as required by laws and special rules, blackout, change of standards, announcement of information by the government, accidents, governmental actions, change of policies and signal blind zones and so on which are not attributable to Party A.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(ix)	Party A shall arrange the airing of advertisements in accordance with the airing plans and modes confirmed by both Parties. Party B shall provide Party A with the videotape of the advertisements and the arrangement plan four working days in advance. Party A shall satisfy Party B’s airing request which is brought forth three working days in advance. Party A shall endeavor to satisfy Party B’s airing request brought forth at the last minute. However, in principle, such request should be brought forth no less than two working days in advance and shall not exceed 10% of the total advertising volumes. Party A has the right to charge additional fees from Party B for the short notice of airing.

(x)	Party A shall air ads in accordance with Party B’s general request of time and frequency. If any delay or lapse occur in airing because of Party A’s editing or malfunction of Party A’s facilities, Party A shall make up for the airing by doubling the broadcasting time. Such make-up shall not take up Party B’s advertisement time slot.

(xi)	Upon the execution of this Agreement and upon mutual agreement, Party A shall transfer to Party B all the rights and obligations arising from the mobile television advertising business on buses upon which it has entered into an agreement for the year 2006 and which shall be effective during the terms of this Agreement.

(xii)	Upon the execution of this Agreement, Party A shall not cooperate with third parties within the scope of Article 2 if there is no event attributable to Party B that would lead to termination of this Agreement. Party A shall cease such conduct without delay and be liable for Party B’s loss.

(xiii)	It shall not be a breach of agreement by Party A and Party A shall not be liable if it is prevented from performing the obligations of transmission and airing programs by unpredictable, unavoidable, and insurmountable factors. Such factors include but are not limited to earthquake, typhoon, flood, war, strike, riot, governmental actions, signal blind spots and change of laws or regulations.

(xiv)	Party A is entitled to display other ads if what Party B provides does not suffice the *****-hour airing time.

(xv)	Party A shall coordinate with owners and operating entities of the buses for the daily maintenance and operating for Party B.

Article 8 Rights and Obligations of Party B

(i)	Party B shall pay Party A the full advertising agency fee on a timely basis. The default fee given to Party A shall be *****% of the agency fee each defaulted day.

(ii)	With the precondition that Party B has paid the full amount of the agency fee on a timely basis, it has the exclusive right to operate the time slots of the mobile television in Shenzhen buses as authorized by Party A. The operation right includes but is not limited to the operation of naming, informational advertisements or advertisements.

(iii)	Party B guarantees to accomplish the installation of mobile television under Articles 5 and 6 with Party A’s cooperation and be responsible for the regular maintenance and management of the mobile television. Party B shall submit to Party A the inspection and maintenance report of the previous month before the fifth day of each month.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(iv)

Party B has the right to supervise the conditions of the displays and make regular or irregular checks. Party B is entitled to deduct the advertising agency fee on a RMB*****/bus basis if during the operating hours of the buses, the power or electricity of the displays has been turned off, other channels are displayed, or the designated film or sounds are not displayed as instructed, provided that the facilities are intact and such situation does not result from bad management by Party B and can not be solved after coordination by Party A and the occurrence of such event exceeds 6% (inclusive) of the total number of buses with mobile television in a one-month period upon inspection. Party B shall provide Party A with the inspection numbers of the previous month before the 5th day of each month. If the foregoing default event was discovered during inspection and the bus driver refuses to sign, as long as Party B has pictures or records of sounds as evidence, this provision shall be implemented upon confirmation by both Parties.

(v)	If Party B causes damage on displays which leads to failure of the mobile television to receive signals because of inappropriate inspection or management, in addition to paying the advertising agency fee, Party B shall also be responsible for repair and replacement to Party A. If the problem cannot be solved with Party A’s coordination, and the number of occurrences of such event exceeds 6% (inclusive) of the total number of buses with mobile television in a one-month period upon inspection, Party B shall compensate Party A’s loss on a RMB*****/bus basis.

(vi)	During the terms of this Agreement, Party B is entitled to make ad sales projects, ad products designs and ad promotion projects (shall file the above information with Party A), and is entitled to conduct sales activities independently. However, the price of ad slots should comply with Party A’s unified price mechanism. The operation should be conducted under instruction and coordination with the Advertising Center of Shenzhen Broadcast, Movie and Television and should maintain the unified pricing policy to avoid creating an impact on Shenzhen Broadcast, Movie and Television’s channel and the advertising business. Party B undertakes not to affect Shenzhen’s radio and TV advertising market with low-price policy. Otherwise, it should assume corresponding default liability and compensate Party A’s loss. In such case, Party B should promptly adjust its policy and obtain Party A’s acknowledgment. If Party B fails to obtain such acknowledgement and fails to reach an agreement with Party A upon negotiation, Party A is entitled to make filings to dispute settlement authorities to terminate the agency agreement and keep the performance bond.

(vii)	During the terms of cooperation, the total time of airing advertisements and the arrangement of time slots should comply with the policies and rules regarding mobile television promulgated by the national and local authorities on broadcast and television.

(viii)	Party B is entitled to provide their opinion on the arrangement and editing of the programs. Upon recognition by Party A, it may provide programs with high quality and satisfy the demand of passengers and image of mobile television media. Party A guarantees to respond to Party B’s reasonable opinion and request of the arrangement and the content of the programs within five working days. Parties should hold regular meetings to discuss the editing and arrangement of the content and other related problems.

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(ix)	Party B shall not outsource the advertising agency rights to third parties. If similar circumstances occur, Party A is entitled to terminate this Agreement, and keep the performance bond.

(x)	During the course of operating advertising business, Party B shall comply with relevant laws, regulations and industry rules and protect the image of Shenzhen mobile television. If any violation of law or dispute with third parties arises because of factors attributable to itself that prevents the performance of obligations under this Agreement, Party B shall be liable. Party A may terminate this Agreement and keep the performance bond, if such event negatively affects the image of Party A’s mobile television. Party B shall also be liable for any loss therefrom suffered by Party A.

(xi)	Party B is entitled to the advertising agency rights under this Agreement only, and has no right to interfere with Party A’s promotion activities.

(xii)	In no circumstances shall Party B pledge, mortgage or provide securities of any kind with the right under this Agreement. Otherwise, Party A shall terminate the Agreement before due and keep the performance bond.

(xiii)	Party B shall duly perform its obligations of daily maintenance and management of the displays installed by Party A and the displays installed by itself. Such obligations include but are not limited to regular change of component parts, modifications of the displays, modifications of the circuits, repair of the buses, regular checks and maintenance and change of speaker cables.

Article 9 Defect Warranty

(i)	Party A confirms that the exclusive operating right of mobile television that it confers to Party B does not have any defect in right. If Party B’s legal rights are negatively affected because there is any defect in right before the execution of this Agreement, or any defect in right attributable to Party A arises after execution, Party A shall bear corresponding responsibility and compensate loss therefrom suffered by Party B.

(ii)	Party B warrants that all the ads or programs provided to Party A for broadcasting through the mobile television do not infringe any intellectual property right or other rights of third parties. Party B shall assume all economic and legal responsibility arising from infringement of rights by ads or programs provided by it. Party B shall compensate any direct or indirect loss to Party A suffered therefrom.

(iii)	Party B confirms that there is no defect in right, unpaid indebtedness, mortgage, pledge or securities in other form that will be claimed by a third party in the capital or facilities of the displays that it prepays for Party A. Otherwise, Party B will compensate all of the losses that Party A suffers therefrom and bear default liability. If Party A undergoes any loss because of Party B’s violation of this provision, Party A is entitled to terminate this Agreement and keep the performance bond.

Article 10 Warranties of Both Parties

Each party shall warrant to the other as follows:

(i)	it is duly incorporated and existing under the laws of PRC, and has full power to operate its business and execute this Agreement;

(ii)	the officer signing this Agreement has full power and right to execute on its behalf;

(iii)	it has obtained all necessary governmental and corporate approvals to execute this Agreement and perform obligations hereunder;

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

(iv)	the execution of this Agreement will not contradict any existing lawful agreement, permission or obligation and will not violate any effective law or regulation;

(v)	upon execution, this Agreement constitutes its legal and effective obligations and such obligations may be enforced pursuant to the provisions of applicable laws and regulations.

Article 11 Breach of Agreement

It constitutes breach of agreement if any Party (“Breaching Party”) violates or fails to fully perform its undertakings, warranties or obligations under this Agreement, or makes any representation, warranty or commitment under Article 10 of this Agreement inconsistent with the facts. The breaching party shall compensate or bear the default liability in other ways if it does not correct its act within 15 days after the issuance of written notice by the other party.

Article 12 Confidentiality

Each party shall keep confidential information regarding this Agreement and any operational, management and financial information (“confidential information”) disclosed to it by the other party. Without prior written consent by the other party, each party shall not disclose any confidential information including information regarding this Agreement to any third party in any way. Any party in violation of the confidentiality obligation under this Agreement shall be liable for loss suffered by the other party therefrom.

Article 13 Dispute Settlement

Parties shall endeavor to settle any dispute arising during the term of this Agreement through friendly negotiation. If the dispute cannot be settled through negotiation within 30 days after it arises, either party is entitled to submit to Shenzhen District Court.

Article 14 Effectiveness

(i)	This Agreement shall be effective upon the signature or seal by legal or authorized representatives of both parties.

(ii)	Parties may conclude a supplemental agreement regarding any matters not settled in this Agreement.

Article 15 Copies of Agreement

Six originals of this Agreement shall be signed. Parties shall each hold three original copies.

(no text below)

CONFIDENTIAL TREATMENT REQUESTED BY VISIONCHINA MEDIA INC.

Party A: /s/ Zhang Heyun

Legal or authorized representative:

Bank: Shiminzhongxin Branch, Guangdong Development Bank

Account: 10202151601000166

Legal or authorized representative:

Date: December 31, 2006

Party B: /s/ Li Limin

Legal or authorized representative:

Bank: Business Department, Headquarters, China Merchants Bank

Account: 3182777710001

Legal or authorized representative:

Dated: December 31, 2006